Exhibit 10.8

CEVA, INC.

2003 DIRECTOR STOCK OPTION PLAN

(amended and restated on May 15, 2007 and May 17, 2011)

1. Purpose

The purpose of this 2003 Director Stock Option Plan (the “Plan”) of CEVA, Inc. (the “Company,” including any successor to the Company) is to encourage ownership in the Company by non-employee directors of the Company whose continued services are considered essential to the Company’s future progress and to provide them with a further incentive to remain as directors of the Company.

2. Administration

The Board of Directors (the “Board”) shall supervise and administer the Plan. All questions concerning interpretation of the Plan or any options granted under it shall be resolved by the Board and such resolution shall be final and binding upon all persons having an interest in the Plan. The Board may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee appointed by the Board, and if a committee is so appointed, all references to the Board in the Plan shall mean and relate to such committee.

Without limiting the generality of the foregoing, options may be granted under the Plan to such Non-Employee Directors (as defined below) who are residing in non-U.S. jurisdictions as the Board may determine from time to time and the Board is empowered to establish additional terms, conditions, rules or procedures, in accordance with the Plan, to accommodate the rules or laws of such non-U.S. jurisdictions in order to afford such Non-Employee Directors favorable treatment under such rules or laws, including by adopting required sub-plans under the Plan and setting forth such additional terms, conditions, rules or procedures in written agreements evidencing options granted under the Plan.

3. Participation in the Plan

Each director of the Company who is not an employee of the Company or any parent or subsidiary of the Company (“Non-Employee Director”) shall be eligible to receive options under the Plan (the “Optionee”).

4. Stock Subject to the Plan

(a) The maximum number of shares of the Company’s common stock, par value $.001 per share (“Common Stock”), which may be issued under the Plan shall be 1,100,000 shares, subject to adjustment as provided in Section 7.

(b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

(c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

(d) Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5. Terms, Conditions and Form of Options

Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

(a) Option Grants.

(i) Each person who is a Non-Employee Director on the Effective Date and each person who subsequently becomes a Non-Employee Director shall be automatically granted an option to purchase 38,000 shares of Common Stock on the date of which the later of the following events occurs: (A) the Effective Date; or (B) the date on which such person first becomes a Non-Employee Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy.

(ii) On the Effective Date, each Non-Employee Director shall be automatically granted (A) an option to purchase 13,000 shares of Common Stock, if on such date he or she shall have served on the Board for at least six (6) months, and (B) an option to purchase 13,000 shares of Common Stock for each committee of the Board on which he or she shall have served as chairperson for at least six (6) months on such date. Beginning on June 30, 2004, on June 30 of each year, each Non-Employee Director shall be automatically granted (A) an option to purchase 13,000 shares of Common Stock, if on such date he or she shall have served on the Board for at least six (6) months, and (B) an option to purchase 13,000 shares of Common Stock for each committee of the Board on which he or she shall have served as chairperson for at least six (6) months on such date.

(iii) Subject to the execution by the Optionee of an appropriate option agreement, the Board may grant additional options to purchase a number of shares to be determined by the Board in recognition of services provided by an Optionee in his or her capacity as a director, provided that such grants are in compliance with the requirements of Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended.

Each date of grant of an option pursuant to this Section 5(a) is hereinafter referred to as an “Option Grant Date.”

(b) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal (i) the closing price of the Common Stock on The NASDAQ Global Market, (ii) the closing price of the Common Stock on The NASDAQ Capital Market or any national securities exchange on which the Common Stock is listed or (iii) the average of the closing bid and asked prices of the Common Stock in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal, on the last trading day immediately preceding the Option Grant Date. If no sales of Common Stock were made on the last trading day immediately preceding the Option Grant Date, the price of the Common Stock for purposes of Section 5(a) above shall be the reported price for the next preceding day on which such sales were made.

(c) Transferability of Options. Except as the Board may otherwise determine or provide in an option granted under the Plan, any option granted under the Plan shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Optionee, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Optionee, shall be exercisable only by the Optionee. References to an Optionee, to the extent relevant in the context, shall include references to authorized transferees.

(d) Vesting Period. Each option granted pursuant to Section 5(a)(i) or Section 5(a)(ii) above shall vest and become exercisable as to 25% of the shares of Common Stock subject to the option on the first anniversary of the Option Grant Date, and shall vest and become exercisable as to 25% of the shares of Common Stock subject to the option at the end of each twelve-month period thereafter, subject to the provisions of Section 7. Each option granted under the Plan pursuant to Section 5(a)(iii) above shall become exercisable on such terms as shall be determined by the Board and set forth in the option agreement with the respective Optionee, subject to the provisions of Section 7.

(e) Termination. Each option shall terminate, and may no longer be exercised, on the earlier of (i) the date ten years after the Option Grant Date of such option or (ii) the date which is 90 days after the date on which the Optionee ceases to serve as a Non-Employee Director.

(f) Exercise of Option. An option may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised or (ii) an irrevocable undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

6. Limitation of Rights

(a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the Optionee as a Non-Employee Director for any period of time.

(b) No Stockholder’s Rights for Options. An Optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 7) for which the record date is prior to the date such certificate is issued.

(c) Compliance with Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

7. Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan and (ii) the number and class of securities and exercise price per share subject to each outstanding option under the Plan shall be appropriately adjusted by the Company (or substituted options may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) or Section 7(d) also applies to any event, Section 7(c) or Section 7(d), as applicable, shall be applicable to such event, and this Section 7(a) shall not be applicable.

(b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, all then unexercised options under the Plan will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.

(c) Reorganization Events.

(i) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock for cash, securities or other property pursuant to a share exchange transaction, in each case other than an Acquisition Event (as defined below).

(ii) Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, all outstanding options under the Plan shall be Assumed, or equivalent options shall be substituted, by the surviving or acquiring entity (or an affiliate thereof). For purposes hereof, an option shall be considered to be “Assumed” if, either (i) the option is expressly affirmed by the Company or (ii) the contractual obligations represented by the option are expressly assumed (and not simply by operation of law) by the surviving or acquiring entity (or an affiliate thereof) in connection with the Reorganization Event with appropriate adjustments to the number and type of securities of the surviving or acquiring entity (or an affiliate thereof) subject to the option and the exercise price thereof which at least preserves the compensation element of the option existing at the time of such Reorganization Event as determined in accordance with the instruments evidencing the agreement to assume the option.

Notwithstanding the foregoing, if the surviving or acquiring entity (or an affiliate thereof) does not agree to Assume, or substitute for, the outstanding options, then all then unexercised options under the Plan will become fully vested and exercisable in full immediately prior to the effective time of the Reorganization Event and will terminate upon the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Reorganization Price”), then the Board may instead provide that all outstanding options under the Plan shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Reorganization Price multiplied by the number of shares of Common Stock subject to such outstanding options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such options.

(d) Acquisition Events.

(i) Definition. An “Acquisition Event” shall mean (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation, or (b) any sale of all or substantially all of the assets of the Company.

(ii) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, all outstanding options under the Plan shall be Assumed, or equivalent options shall be substituted, by the surviving or acquiring entity (or an affiliate thereof).

Notwithstanding the foregoing, if the surviving or acquiring entity (or an affiliate thereof) does not agree to Assume, or substitute for, the outstanding options, then all then unexercised options under the Plan will become fully vested and exercisable in full immediately prior to the effective time of the Acquisition Event and will terminate upon the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the “Acquisition Price”), then the Board may instead provide that all outstanding options under the Plan shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such options.

8. Taxes

No shares subject to an option granted under the Plan shall be delivered under the Plan to any Optionee or other person until such Optionee or other person has made arrangements acceptable to the Board for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of shares subject to an option granted under the Plan. Upon exercise of an option granted under the Plan, the Company shall withhold or collect from the applicable Optionee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of shares covered by an option granted under the Plan sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise of an option granted under the Plan (reduced to the lowest whole number of shares if such number of shares withheld would result in withholding a fractional share with any remaining tax withholding settled in cash)

9. Termination and Amendment of the Plan

The Board may suspend or terminate the Plan or amend it in any respect whatsoever.

10. Notice

Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

12. Governing Law

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the State of Delaware (without regard to any applicable conflicts of laws or principles).

12. Effective Date

The Plan took effect upon its adoption by the Board and subsequent receipt of stockholder approval at the Company’s 2003 Annual Meeting of Stockholders (the “Effective Date”). The Plan was amended and restated in 2007. The Plan was again amended and restated upon the receipt of stockholder approval of the 2011 amendment and restatement at the Company’s 2011 Annual Meeting of Stockholders.

Adopted by the Board of Directors on April 25, 2003.

Adopted by the Stockholders on June 18, 2003.